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              AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 13 day of March, 2007 between Hartford Life Insurance Company ("Hartford"), Hartford Securities Distribution Company, Inc., Thornburg Investment Management, Inc., ("Advisor"), and Thornburg Securities Corp. a Delaware corporation ("Distributor").

WHEREAS, the parties have entered into a Retail Fund Participation Agreement, dated June 29, 2004 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement as set forth herein,

NOW, THEREFORE, the parties agree as follows:

1. Schedules A and B shall be replaced by the attached Schedules A and B.

2. Revised Section 5.1:

   Section 5.1 shall read:

The Advisor shall pay the fees and expenses provided for in the attached SCHEDULE B. The Company will calculate the amount of the fee at the end of each payment period and submit an invoice to the Advisor within 30 days of the end of the payment period for which payment is due. The invoice will contain the total number of participants then existing at the end of that payment period for each Fund.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE                    THORNBURG INVESTMENT
COMPANY                                    MANAGEMENT, INC.

By:    /s/ Jason Frain                     By:    /s/ Sasha Wilcoxon
       --------------------------                 --------------------------
Name:  Jason Frain                         Name:  Sasha Wilcoxon
       --------------------------                 --------------------------
Title: AVP                                 Title: Managing Director
       --------------------------                 --------------------------
Date:  3/14/07                             Date:  3/15/07
       --------------------------                 --------------------------

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.                 THORNBURG SECURITIES CORP.

By:    /s/ Martin A. Swanson               By:    /s/ Sasha Wilcoxon
       --------------------------                 --------------------------
Name:  Martin A. Swanson                   Name:  Sasha Wilcoxon
       --------------------------                 --------------------------
Title: SVP                                 Title: Vice President
       --------------------------                 --------------------------
Date:  3/19/07                             Date:  3/15/07
       --------------------------                 --------------------------

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                                   SCHEDULE A


                                    SEPARATE ACCOUNTS
             Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

             401 MARKET
             ----------
             K, K1, K2, K3, K4
             TK, TK1, TK2, TK3, TK4
             VK, VK1, VK2, VK3, VK4
             UK, UK1, UK2, UK3, UK4, 401

             403 AND 457 MARKETS
             -------------------
             DCI, DCII, DCIII, DCIV, DCV, DCVI , 457, 403, UFC,
             Separate Account Two, Separate Account Eleven


                                   PORTFOLIOS

         Value Fund R3               TVRFX
         International Value R3      TGVRX
         Core Growth R3              THCRX
         Investment Income Bldr R3   TIBRX
         Limited Term Income R3      THIRX
         Limited Term US Govt R3     LTURX
         Value Fund R4               TVIRX
         International Value R4      THVRX
          Core Growth R4             TCGRX
         Value Fund R5               TVRRX
         International Value R5      TIVRX
         Core Growth R5              THGRX
         Investment Income Bldr R5   TIBMX


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                                   SCHEDULE B

In consideration of the services provided by the Company listed below, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.


                                                            SERVICE
PORTFOLIO                                                   FEES
-------------------------------------------------------------------------
Thornburg Value R3                                 0.25%
Thornburg International Value R3                   0.25%
Thornburg Core Growth R3                           0.25%
Thornburg Investment Income Builder R3             0.25%
Thornburg Limited Term Income R3                   0.05%
Thornburg Limited Term US Govt R3                  0.05%
Thornburg Value Fund R4                            0.25%
Thornburg International Value R4                   0.25%
Thornburg Core Growth R4                           0.25%
Thornburg Value Fund R5                            0.20%
Thornburg International Value R5                   0.20%
Thornburg Core Growth R5                           0.20%
Thornburg Investment Income Bldr R5                0.20%


In addition to the fees set forth in this Agreement, the Company will receive a 12b-1 fee in accordance with the then current prospectus of the applicable Fund.

SERVICES TO BE PERFORMED INCLUDE:

       (a) assist in processing customer purchase and redemption requests;
       (b) answer customer inquiries regarding account status and history;
       (c) assist customers in designating and changing account designations and addresses;
       (d) provide periodic statements showing customer account balances;
       (e) furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;
       (f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and
       (g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.

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